UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 3, 2014

REDIFY GROUP, INC.

(Exact name of registrant as specified in charter)

TGFIN HOLDINGS, INC.

(Former name of registrant)

Delaware

(State or other jurisdiction of incorporation)

0-19470	13-4069968
(Commission File Number)	(IRS Employer Identification No.)

101 North Main Street, Suite B Smithfield, UT 84335

(Address of Principal Executive Offices)

(435) 563-8080
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation.

On October 2, 2013, TGFIN Holdings, Inc. (the “Company”) amended its Articles of Incorporation to change the name of the Company to “Redify Group, Inc.” (the “Name Change”). The Company also effected a one (1) for ten (10) reverse stock split of the Company’s issued and outstanding common stock, par value $0.01 per share (the “Reverse Split”).The Board of Directors adopted the Name Change in order to better reflect the Company’s operations and strategy. The Board of Directors authorized the Reverse Split to augment liquidity, enhance corporate flexibility, and to advance the Company’s business plan.

Copies of the amendment to the Company’s Articles of Incorporation, as filed with the Delaware Secretary of State are attached hereto as Exhibit 3.1.

Item 8.01 Other Events

The Name Change and Reverse Split were approved by the Financial Industry Regulatory Authority (“FINRA”) on February 26, 2014, and became effective with the OTCQB at the opening of trading on February 28, 2014 under the symbol “TGFND”. The “D” will appear on the Company’s ticker symbol for the next 20 business days. After 20 business days, the Company’s ticker symbol will change from “TGFND” to “RDFY” to better reflect the new name of the Company.

Item 9.01 Financial Statements and Exhibits.

(a)

Exhibits.

Number

Description____________________________________________________

3.1

Certificate of Amendment to Certificate of Incorporation.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TGFIN HOLDINGS, INC.

March 3, 2014	By:	/s/S. Emerson Lybbert
S. Emerson Lybbert
Chief Executive Officer